EXHIBIT 10w

Description of Cash Compensation

As of January 1, 2005, Mr. Seidenberg’s salary increased to $2,100,000. On Janaury 20, 2005, the independent directors of the Verizon Board approved a 2004 Short-Term Incentive Award for Mr. Seidenberg of $3,375,000.